UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
June 12, 2006

Date of Report (Date of earliest event reported)
OSI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15190	13-3159796

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
41 Pinelawn Road
Melville, NY 11747

(Address of principal executive offices)
(631) 962-2000

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement.
ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
ITEM 8.01. Other Events.
ITEM 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-3.II: SECOND AMENDED AND RESTATED BYLAWS
EX-10.1: EMPLOYMENT AGREEMENT
EX-99.1: PRESS RELEASE
EX-99.2: PRESS RELEASE

ITEM 1.01. Entry Into a Material Definitive Agreement.
     On June 13, 2006, the Board of Directors of OSI Pharmaceuticals, Inc. (“OSI”) approved the terms of an Employment Agreement with Colin Goddard, Ph.D, the Chief Executive Officer of OSI, pursuant to which Dr. Goddard will continue to serve as CEO of OSI, effective as of June 14, 2006. The Employment Agreement has a three year term and automatically renews for additional one year terms unless terminated by either Dr. Goddard or OSI at least 90 days prior to an anniversary of the effective date of the Employment Agreement. The Employment Agreement provides that Dr. Goddard will receive an annual base salary of $600,000, and is eligible to receive a discretionary performance-based annual incentive bonus, with a target of 100% of his annual base salary. Dr. Goddard is also entitled to receive other customary fringe benefits generally available to OSI executive employees. In the event that Dr. Goddard is terminated without cause or terminates his employment for good reason (as such terms are defined in the Employment Agreement), Dr. Goddard will receive his base salary and benefits for 36 months following his termination, and all stock options and other equity compensation granted to Dr. Goddard shall vest and be fully exercisable. Such equity compensation shall also vest and be fully exercisable upon a change of control (as such term is defined in the Employment Agreement). Dr. Goddard’s Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.
ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On June 14, 2006, OSI’s shareholders approved an amendment to OSI’s Second Amended and Restated Bylaws (the “Bylaws”) that allows stockholders owning at least 20 percent of OSI’s shares of common stock to call a special meeting of stockholders upon 90 days written notice (the “Bylaws Amendment”). A complete copy of the Bylaws, redlined to reflect the Bylaws Amendment, is attached hereto as Exhibit 3(ii) and incorporated herein by reference.
ITEM 8.01. Other Events.
     On June 12, 2006, OSI presented at the annual meeting of the American Diabetes Association in Washington, DC the results from its Phase IIa proof-of-concept study for its dipeptidyl peptidase-IV inhibitor, PSN9301. A copy of OSI’s press release, dated June 12, 2006, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     On June 14, 2006, OSI announced the voting results of its annual meeting of stockholders held on June 14, 2006. A copy of OSI’s press release, dated June 14, 2006, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
     At OSI’s annual meeting of stockholders, the following thirteen directors were elected:

Director	Votes For	Votes Withheld
1. Robert A. Ingram	48,618,702	2,386,117

2. Colin Goddard, Ph.D	46,667,062	4,337,757

3. G. Morgan Browne	48,856,392	2,148,427

Director	Votes For	Votes Withheld
4. Santo J. Costa	46,365,337	4,639,482

5. Daryl K. Granner, M.D.	48,703,833	2,300,986

6. Joseph Klein, III	48,869,510	2,135,309

7. Walter M. Lovenberg, Ph.D.	48,532,563	2,472,256

8. Viren Mehta	46,172,414	4,832,405

9. David W. Niemiec	48,912,317	2,092,502

10. Herbert Pinedo, M.D., Ph.D.	48,902,276	2,102,543

11. Sir Mark Richmond, Ph.D.	48,386,922	2,617,897

12. Katharine B. Stevenson	48,904,360	2,100,459

13. John P. White	46,372,829	4,631,990
     In addition, the following matters were voted upon: (i) a proposal to amend the Second Amended and Restated Bylaws of OSI was approved (36,178,274 shares voted in favor, 339,205 shares voted against, 17,342 shares abstained, and there were 14,469,998 broker non-votes); and (ii) the appointment of KPMG LLP as independent registered public accounting firm for fiscal year ending December 31, 2006 was ratified (50,644,788 shares voted in favor, 327,816 shares voted against, 32,215 shares abstained, and there were no broker non-votes).
ITEM 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between OSI and Colin Goddard, Ph.D, dated June 14, 2006.

3(ii)	Second Amended and Restated Bylaws of OSI Pharmaceuticals, Inc. (as amended on June 14, 2006).

99.1	Press release, dated June 12, 2006.

99.2	Press release, dated June 14, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2006	OSI PHARMACEUTICALS, INC.
	By:	/s/ Barbara A. Wood
Barbara A. Wood
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement between OSI and Colin Goddard, Ph.D, dated June 14, 2006.

3(ii)	Second Amended and Restated Bylaws of OSI Pharmaceuticals, Inc. (as amended on June 14, 2006).

99.1	Press release, dated June 12, 2006.

99.2	Press release, dated June 14, 2006.